Exhibit 99.1

FOR IMMEDIATE RELEASE

October 30, 2012

Huron Consulting Group Announces Third Quarter 2012 Financial Results

•	Revenues increased 5.4% to $161.9 million for Q3 2012 compared to $153.6 million in Q3 2011, and increased 11.9% from $144.7 million reported in Q2 2012.

•

Diluted earnings per share from continuing operations for Q3 2012 was $0.47 compared to $0.05 in Q3 2011, reflecting non-cash, pretax goodwill impairment charges of $13.1 million ($0.35 per diluted share) and $22.0 million ($0.60 per diluted share) related to the Financial Consulting segment in Q3 2012 and Q3 2011, respectively.

•	Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, rose 25.7% to $0.93 in Q3 2012 compared to $0.74 in Q3 2011.

•

Average number of full-time billable consultants(3) rose 14.7% to 1,356 for Q3 2012 compared to 1,182 for Q3 2011. Average number of full-time equivalent professionals(6) was 1,229 for Q3 2012 compared to 1,179 in Q3 2011.

•	Company updated full year 2012 revenue guidance to a range of $615.0 million to $625.0 million.

CHICAGO – October 30, 2012 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the third quarter ended September 30, 2012.

“Huron reported its second strongest revenue quarter ever as the Company’s two largest segments – Health and Education Consulting and Legal Consulting – continued to benefit from attractive market conditions,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “Performance-based fees in the healthcare practice nearly doubled in the third quarter compared with the second quarter, contributing to strong margins for our largest segment. Our Legal Consulting segment also performed well, despite lower than anticipated revenue from several engagements. We expect the recent launch of Huron Legal’s innovative Integrated Analytics offering to enhance revenue in future quarters as it gains market acceptance.”

Third Quarter 2012 Results

Revenues for the third quarter of 2012 were $161.9 million, an increase of 5.4% compared to $153.6 million for the third quarter of 2011, and increased 11.9% from $144.7 million in Q2 2012. The Company's third quarter 2012 operating income was $20.6 million, compared to $3.7 million in the third quarter of 2011. Third quarter 2012 results reflect a non-cash pretax charge of $13.1 million, or $0.35 per diluted share, to reduce the carrying value of goodwill in the Company’s Financial Consulting segment. In the third quarter of 2011 the Company recorded a non-cash pretax charge of $22.0 million, or $0.60 per diluted share, in the same segment. The impairment charges are non-cash in nature and do not affect the Company’s liquidity or debt covenants. Net income from continuing operations was $10.4 million, or $0.47 per diluted share, for the third quarter of 2012 compared to $1.1 million, or $0.05 per diluted share, for the same period last year. Net income was $10.5 million, or $0.47 per diluted share, for the third quarter of 2012, compared to $0.5 million, or $0.02 per diluted share, for the same period last year.

Third quarter 2012 earnings before interest, taxes, depreciation and amortization ("EBITDA")(7) increased 161.8% to $26.2 million, or 16.2% of revenues, compared to $10.0 million, or 6.5% of revenues, in the comparable quarter last year.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures including Adjusted EBITDA(7) and Adjusted net income from continuing operations(7) that exclude the effect of the following items (in thousands):

	Three Months Ended September 30,
	2012	2011
Amortization of intangible assets	$1,923	$1,986
Restatement related expenses	$68	$845
Restructuring charges	$2,194	$394
Goodwill impairment charge	$13,083	$21,973
Tax effect	$(6,840)	$(10,079)

Adjusted EBITDA(7) rose 25.1% to $41.6 million, or 25.7% of revenues, in the third quarter of 2012, compared to $33.2 million, or 21.6% of revenues, in the comparable quarter last year. Adjusted net income from continuing operations(7) rose 28.9% to $20.8 million, or $0.93 per diluted share, for the third quarter of 2012 compared to $16.2 million, or $0.74 per diluted share, for the comparable period in 2011.

Reconciliations of the aforementioned non-GAAP financial measures to comparable GAAP measures are provided in the financial schedules accompanying this news release.

The average number of full-time billable consultants(3) rose 14.7% to 1,356 in the third quarter of 2012 compared to 1,182 in the same quarter last year. Full-time billable consultant utilization rate was 74.2% during the third quarter of 2012 compared with 76.4% during the same period last year. Average billing rate per hour for full-time billable consultants(5) was $246 for the third quarter of 2012 compared to $254 for the third quarter of 2011. The average number of full-time equivalent professionals(6) totaled 1,229 in the third quarter of 2012 compared to 1,179 for the comparable period in 2011.

Year-to-Date 2012 Results

Revenues for the first nine months of 2012 rose slightly to $445.2 million compared to $443.3 million for the first nine months of 2011. The Company's operating income for the first nine months of 2012 was $38.9 million, compared to $36.8 million in the first nine months of 2011. Year-to-date results in both 2012 and 2011 reflect non-cash pretax charges to reduce the carrying value of goodwill in the Company’s Financial Consulting segment recorded during the third quarter of both years. In the first nine months of 2012, the charge amounted to $13.1 million, or $0.35 per diluted share; in the same period of 2011, the charge was $22.0 million, or $0.60 per diluted share. The impairment charges are non-cash in nature and do not affect the Company’s liquidity or debt covenants. Net income from continuing operations was $17.3 million, or $0.78 per diluted share, for the first nine months of 2012 compared to $13.7 million, or $0.64 per diluted share, for the same period last year. Net income increased 27.2% to $17.8 million, or $0.80 per diluted share, for the first nine months of 2012 compared to $14.0 million, or $0.65 per diluted share, for the same period last year.

EBITDA(7) was $55.6 million, or 12.5% of revenues, for the first nine months of 2012, compared to $54.5 million, or 12.3% of revenues, for the same period in 2011.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures including Adjusted EBITDA(7) and Adjusted net income from continuing operations(7) that exclude the effect of the following items (in thousands):

	Nine Months Ended September 30,
	2012	2011
Amortization of intangible assets	$5,149	$6,270
Restatement related expenses	$1,785	$3,870
Restructuring charges	$3,253	$1,379
Litigation settlements	$1,150	$1,096
Goodwill impairment charge	$13,083	$21,973
Tax effect	$(9,701)	$(13,835)

Adjusted EBITDA(7) was $74.8 million, or 16.8% of revenues, in the first nine months of 2012 compared to $82.8 million, or 18.7% of revenues, in the comparable period last year. Adjusted net income from continuing operations(7) was $32.0 million, or $1.44 per diluted share, for the first nine months of 2012 compared to $34.4 million, or $1.60 per diluted share, for the comparable period in 2011.

Reconciliations of the aforementioned non-GAAP financial measures to comparable GAAP measures are provided in the financial schedules accompanying this news release.

The average number of full-time billable consultants(3) increased 13.6% to 1,303 in the first nine months of 2012 compared to 1,147 in the same period last year. Full-time billable consultant utilization rate was 75.4% during the first nine months of 2012 compared with 75.5% during the same period last year. Average billing rate per hour for full-time billable consultants(5) was $221 for the first nine months of 2012 compared to $249 for the same period last year. The average number of full-time equivalent professionals(6) increased slightly to 1,125 in the first nine months of 2012 from 1,101 in the comparable period of 2011.

Operating Segments

Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges. The Company has three operating segments: Health and Education Consulting; Legal Consulting; and Financial Consulting, representing 66.2%, 30.0%, and 3.8% of year-to-date total revenues, respectively.

Financial results by segment are included in the attached schedules and in Huron’s forthcoming Form 10-Q for the quarter ended September 30, 2012.

Acquisition

On July 2, 2012, Huron closed the acquisition of AdamsGrayson, a managed review and legal staffing firm based in Washington, D.C., within the Company’s Legal Consulting segment.

Outlook for 2012

Based on currently available information, the Company updated its outlook for full year 2012 revenues before reimbursable expenses in a range of $615.0 million to $625.0 million. The Company also anticipates EBITDA in a range of $92.5 million to $95.5 million, Adjusted EBITDA in a range of $112.5 million to $115.5 million, GAAP diluted earnings per share in a range of $1.55 to $1.65, and non-GAAP adjusted diluted earnings per share in a range of $2.25 to $2.35. Reconciliations of the non-GAAP measures included in the Company’s 2012 outlook are included in the attached schedules.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

Third Quarter 2012 Webcast

The Company will host a webcast to discuss its financial results today, October 30, 2012, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, reduce costs, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Use of Non-GAAP Financial Measures(7)

In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income from continuing operations and diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “meets,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues.” These forward-looking statements reflect our current expectation about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information, future events, or any other reason.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues and reimbursable expenses:
Revenues	$161,888	$153,579	$445,196	$443,270
Reimbursable expenses	13,470	13,140	41,820	38,280

Total revenues and reimbursable expenses	175,358	166,719	487,016	481,550
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	89,283	92,865	277,942	272,072
Intangible assets amortization	787	1,309	3,071	4,111
Reimbursable expenses	13,405	13,005	41,808	38,386

Total direct costs and reimbursable expenses	103,475	107,179	322,821	314,569

Operating expenses:
Selling, general and administrative	31,095	27,617	92,437	88,256
Restructuring charges	2,194	394	3,253	1,379
Restatement related expenses	68	845	1,785	3,870
Litigation settlements, net	—	—	1,150	1,096
Depreciation and amortization	4,879	5,007	13,585	13,589
Goodwill impairment charge	13,083	21,973	13,083	21,973

Total operating expenses	51,319	55,836	125,293	130,163

Operating income	20,564	3,704	38,902	36,818
Other income (expense):
Interest expense, net of interest income	(2,312)	(2,762)	(6,193)	(9,869)
Other income (expense)	136	(571)	306	(532)

Total other expense	(2,176)	(3,333)	(5,887)	(10,401)

Income from continuing operations before income tax expense	18,388	371	33,015	26,417
Income tax expense (benefit)	7,972	(681)	15,707	12,727

Net income from continuing operations	10,416	1,052	17,308	13,690
Income (loss) from discontinued operations, net of tax	47	(563)	518	324

Net income	$10,463	$489	$17,826	$14,014

Net earnings per basic share:
Net income from continuing operations	$0.47	$0.05	$0.79	$0.65
Income (loss) from discontinued operations, net of tax	$0.01	$(0.03)	$0.02	$0.01

Net income	$0.48	$0.02	$0.81	$0.66

Net earnings per diluted share:
Net income from continuing operations	$0.47	$0.05	$0.78	$0.64
Income (loss) from discontinued operations, net of tax	$—	$(0.03)	$0.02	$0.01

Net income	$0.47	$0.02	$0.80	$0.65

Weighted average shares used in calculating earnings per share:
Basic	21,950	21,551	21,881	21,224
Diluted	22,326	21,968	22,247	21,535

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$3,212	$5,080
Receivables from clients, net	104,037	107,820
Unbilled services, net	58,866	49,056
Income tax receivable	42	19,501
Deferred income taxes, net	10,588	12,531
Prepaid expenses and other current assets	14,602	14,191
Current assets of discontinued operations	251	3,345

Total current assets	191,598	211,524
Property and equipment, net	31,872	31,176
Other non-current assets	15,048	14,892
Intangible assets, net	20,350	16,867
Goodwill	518,472	512,185

Total assets	$777,340	$786,644

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,254	$8,084
Accrued expenses	18,641	22,505
Accrued payroll and related benefits	41,919	66,464
Accrued consideration for business acquisitions, current portion	7,581	35,062
Income tax payable	145	101
Deferred revenues	21,853	36,721
Current liabilities of discontinued operations	106	765

Total current liabilities	98,499	169,702
Non-current liabilities:
Deferred compensation and other liabilities	7,962	7,856
Bank borrowings	222,500	193,500
Deferred lease incentives	6,533	6,670
Deferred income taxes	13,178	12,078
Accrued consideration for business acquisitions, net of current portion	4,814	—
Non-current liabilities of discontinued operations	—	49

Total non-current liabilities	254,987	220,153
Commitments and Contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,771,866 and 24,208,549 shares issued at September 30, 2012 and December 31, 2011, respectively	238	234
Treasury stock, at cost, 1,817,546 and 1,642,018 shares at September 30, 2012 and December 31, 2011, respectively	(82,177)	(75,735)
Additional paid-in capital	416,252	400,597
Retained earnings	90,728	72,902
Accumulated other comprehensive loss	(1,187)	(1,209)

Total stockholders’ equity	423,854	396,789

Total liabilities and stockholders’ equity	$777,340	$786,644

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income	$17,826	$14,014
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,994	17,875
Share-based compensation	11,183	14,149
Allowances for doubtful accounts and unbilled services	1,723	(1,542)
Deferred income taxes	2,458	3,802
Loss on disposal of property and equipment	—	20
Goodwill impairment charge	13,083	23,900
Non-cash portion of litigation settlement	—	1,096
Changes in operating assets and liabilities, net of businesses acquired:
Decrease (increase) in receivables from clients	9,532	(15,885)
Increase in unbilled services	(10,698)	(21,148)
Decrease in current income tax receivable, net	19,502	2,294
Decrease in other assets	256	1,374
Decrease in accounts payable and accrued liabilities	(4,783)	(937)
(Decrease) increase in accrued payroll and related benefits	(24,092)	1,725
(Decrease) increase in deferred revenues	(14,616)	14,116

Net cash provided by operating activities	40,368	54,853

Cash flows from investing activities:
Purchases of property and equipment, net	(14,344)	(10,473)
Net investment in life insurance policies	(569)	(143)
Purchases of businesses	(53,832)	(23,866)

Net cash used in investing activities	(68,745)	(34,482)

Cash flows from financing activities:
Proceeds from exercise of stock options	30	219
Shares redeemed for employee tax withholdings	(3,874)	(2,626)
Tax benefit from share-based compensation	1,325	211
Proceeds from borrowings under credit facility	244,000	230,000
Repayments on credit facility	(215,000)	(253,250)
Payments of capital lease obligations	(8)	(55)

Net cash provided by (used in) financing activities	26,473	(25,501)

Effect of exchange rate changes on cash	36	256
Net decrease in cash and cash equivalents	(1,868)	(4,874)
Cash and cash equivalents at beginning of the period (*)	5,080	6,347

Cash and cash equivalents at end of the period	$3,212	$1,473

(*)	Cash and cash equivalents presented herein includes $0.1 million of cash and cash equivalents classified as discontinued operations as of December 31, 2010.

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2012	2011
Health and Education Consulting(1):
Revenues	$109,046	$101,490	7.4%
Operating income	$45,846	$35,232	30.1%
Segment operating income as a percent of segment revenues	42.0%	34.7%
Legal Consulting:
Revenues	$46,153	$43,501	6.1%
Operating income	$11,479	$12,779	(10.2%	)
Segment operating income as a percent of segment revenues	24.9%	29.4%
Financial Consulting(1):
Revenues	$6,689	$8,588	(22.1%	)
Operating income	$1,763	$2,824	(37.6%	)
Segment operating income as a percent of segment revenues	26.4%	32.9%
Total Company:
Revenues	$161,888	$153,579	5.4%
Reimbursable expenses	13,470	13,140	2.5%

Total revenues and reimbursable expenses	$175,358	$166,719	5.2%

Statement of Earnings reconciliation:
Segment operating income	$59,088	$50,835	16.2%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	20,562	20,151	2.0%
Depreciation and amortization expense	4,879	5,007	(2.6%	)
Goodwill impairment charge (2)	13,083	21,973	(40.5%	)

Total operating income	20,564	3,704	455.2%
Other expense, net	2,176	3,333	(34.7%	)

Income from continuing operations before income tax expense	$18,388	$371	4,856.3%

Other Operating Data:
Number of full-time billable consultants (at period end) (3):
Health and Education Consulting (1)	1,187	1,031	15.1%
Legal Consulting	134	107	25.2%
Financial Consulting (1)	65	73	(11.0%	)

Total	1,386	1,211	14.5%
Average number of full-time billable consultants (for the period) (3):
Health and Education Consulting (1)	1,161	996
Legal Consulting	128	112
Financial Consulting (1)	67	74

Total	1,356	1,182
Full-time billable consultant utilization rate (4):
Health and Education Consulting (1)	75.9%	78.1%
Legal Consulting	66.9%	64.1%
Financial Consulting (1)	56.9%	71.5%
Total	74.2%	76.4%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended September 30,
Other Operating Data:	2012	2011
Full-time billable consultant average billing rate per hour (5):
Health and Education Consulting (1)	$239	$250
Legal Consulting	$265	$236
Financial Consulting (1)	$368	$327
Total	$246	$254
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting (1)	$84	$91
Legal Consulting	$81	$66
Financial Consulting (1)	$96	$111
Total	$84	$90
Average number of full-time equivalents (for the period) (6):
Health and Education Consulting (1)	144	145
Legal Consulting	1,082	1,032
Financial Consulting (1)	3	2

Total	1,229	1,179
Revenue per full-time equivalents (in thousands):
Health and Education Consulting (1)	$81	$73
Legal Consulting	$33	$35
Financial Consulting (1)	$77	$205
Total	$39	$40

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Nine Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2012	2011
Health and Education Consulting (1):
Revenues	$294,932	$295,248	(0.1%	)
Operating income	$95,858	$97,986	(2.2%	)
Segment operating income as a percent of segment revenues	32.5%	33.2%
Legal Consulting:
Revenues	$133,443	$120,790	10.5%
Operating income	$33,489	$32,003	4.6%
Segment operating income as a percent of segment revenues	25.1%	26.5%
Financial Consulting (1):
Revenues	$16,821	$27,232	(38.2%	)
Operating income	$1,659	$8,562	(80.6%	)
Segment operating income as a percent of segment revenues	9.9%	31.4%
Total Company:
Revenues	$445,196	$443,270	0.4%
Reimbursable expenses	41,820	38,280	9.2%

Total revenues and reimbursable expenses	$487,016	$481,550	1.1%

Statement of Earnings reconciliation:
Segment operating income	$131,006	$138,551	(5.4%	)
Charges not allocated at the segment level:
Other selling, general and administrative expenses	65,436	66,171	(1.1%	)
Depreciation and amortization expense	13,585	13,589	0.0%
Goodwill impairment charge (2)	13,083	21,973	(40.5%	)

Total operating income	38,902	36,818	5.7%
Other expense, net	5,887	10,401	(43.4%	)

Income from continuing operations before income tax expense	$33,015	$26,417	25.0%

Other Operating Data:
Number of full-time billable consultants (at period end) (3):
Health and Education Consulting (1)	1,187	1,031	15.1%
Legal Consulting	134	107	25.2%
Financial Consulting (1)	65	73	(11.0%	)

Total	1,386	1,211	14.5%
Average number of full-time billable consultants (for the period) (3):
Health and Education Consulting (1)	1,113	955
Legal Consulting	122	117
Financial Consulting (1)	68	75

Total	1,303	1,147
Full-time billable consultant utilization rate (4):
Health and Education Consulting (1)	77.3%	77.6%
Legal Consulting	68.8%	58.1%
Financial Consulting (1)	55.2%	74.3%
Total	75.4%	75.5%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Nine Months Ended September 30,
Other Operating Data:	2012	2011
Full-time billable consultant average billing rate per hour (5):
Health and Education Consulting (1)	$215	$244
Legal Consulting	$246	$234
Financial Consulting (1)	$306	$328
Total	$221	$249
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting (1)	$233	$272
Legal Consulting	$238	$176
Financial Consulting (1)	$238	$351
Total	$233	$268
Average number of full-time equivalents (for the period) (6):
Health and Education Consulting (1)	143	144
Legal Consulting	981	955
Financial Consulting (1)	1	2

Total	1,125	1,101
Revenue per full-time equivalents (in thousands):
Health and Education Consulting (1)	$254	$245
Legal Consulting	$106	$105
Financial Consulting (1)	$648	$462
Total	$126	$124

(1)	Reflects the reclassification of our healthcare valuation consulting practice from our Health and Education Consulting segment to our Financial Consulting segment in conjunction with an internal reorganization during the first quarter of 2012.
(2)	The goodwill impairment charge is not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.
(3)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(4)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(5)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(6)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues	$161,888	$153,579	$445,196	$443,270

Net income from continuing operations	$10,416	$1,052	$17,308	$13,690
Add back:
Income tax expense (benefit)	7,972	(681)	15,707	12,727
Interest and other expenses	2,176	3,333	5,887	10,401
Depreciation and amortization	5,666	6,316	16,656	17,700

Earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	26,230	10,020	55,558	54,518
Add back:
Restatement related expenses	68	845	1,785	3,870
Restructuring charges	2,194	394	3,253	1,379
Goodwill impairment charge	13,083	21,973	13,083	21,973
Litigation settlements	—	—	1,150	1,096

Adjusted EBITDA (7)	$41,575	$33,232	$74,829	$82,836

Adjusted EBITDA as a percentage of revenues (7)	25.7%	21.6%	16.8%	18.7%

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income from continuing operations	$10,416	$1,052	$17,308	$13,690

Weighted average shares - diluted	22,326	21,968	22,247	21,535
Diluted earnings per share from continuing operations	$0.47	$0.05	$0.78	$0.64

Add back:
Amortization of intangible assets	1,923	1,986	5,149	6,270
Restatement related expenses	68	845	1,785	3,870
Restructuring charges	2,194	394	3,253	1,379
Litigation settlements	—	—	1,150	1,096
Goodwill impairment charge	13,083	21,973	13,083	21,973
Tax effect	(6,840)	(10,079)	(9,701)	(13,835)

Total adjustments, net of tax	10,428	15,119	14,719	20,753

Adjusted net income from continuing operations (7)	$20,844	$16,171	$32,027	$34,443

Adjusted diluted earnings per share from continuing operations (7)	$0.93	$0.74	$1.44	$1.60

(7)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision-making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, (b) in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results and (c) in understanding the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt repayment. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2012 OUTLOOK

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (9)

(In millions)

(Unaudited)

	Year Ending December 31, 2012
	Guidance Range
	Low	High
Projected revenues – GAAP	$615.0	$625.0

Projected net income from continuing operations – GAAP	$34.5	$36.0
Add back:
Income tax expense	28.0	29.5
Interest and other expenses	7.5	7.5
Depreciation and amortization	22.5	22.5

Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (9)	92.5	95.5
Add back:
Restructuring charges, restatement related expenses, and litigation settlement (8)	7.0	7.0
Goodwill impairment	13.0	13.0

Projected adjusted EBITDA (9)	$112.5	$115.5

Projected adjusted EBITDA as a percentage of projected revenues (9)	18.3%	18.5%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (9)

(In millions)

(Unaudited)

	Year Ending December 31, 2012
	Guidance Range
	Low	High
Projected net income from continuing operations – GAAP	$34.5	$36.0

Projected diluted earnings per share from continuing operations – GAAP	$1.55	$1.65

Add back:
Amortization of intangible assets	7.0	7.0
Restructuring charges, restatement related expenses, and litigation settlement (8)	7.0	7.0
Goodwill impairment	13.0	13.0
Tax effect	(11.0)	(11.0)

Total adjustments, net of tax	16.0	16.0
Projected adjusted net income from continuing operations (9)	$50.5	$52.0

Projected adjusted diluted earnings per share from continuing operations (9)	$2.25	$2.35

(8)

Restatement related expenses reflect legal fees, indemnity obligations to former employees, and other costs incurred in connection with the restatement, the Company’s inquiries into the facts and circumstances underlying the restatement, the SEC investigation, the SEC settlement, and the derivative lawsuits. On July 19, 2012, the Company reached a final settlement with the SEC resolving the SEC investigation into the restatement. The SEC imposed a monetary penalty of $1 million on the Company. In the fourth quarter of 2011, the Company established a reserve in that amount for the potential settlement of this matter. The SEC also reached settlements with two former employees of the Company with respect to the restatement. The Company is obligated to indemnify its former employees for their defense costs in connection with this matter, but is not obligated to reimburse them for the monetary penalties imposed on them by the SEC in connection with the settlements. Following the settlements reached with these two former employees, the Company does not expect to incur additional material indemnity costs for former employees in connection with the restatement. See the Company’s Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, filed on February 23, 2012, April 26, 2012, and July 30, 2012, respectively, for additional information about the SEC investigation, the SEC settlement, and the derivative lawsuits.
(9)	In evaluating the Company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income from continuing operations and projected adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net income from continuing operations and projected diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with GAAP.